Exhibit 99.1

Willis Group Reports Second Quarter 2005 Results

    NEW YORK--(BUSINESS WIRE)--July 27, 2005--Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reports results for the quarter and six months ended June 30, 2005.

    Financial Results

    Net income for the quarter ended June 30, 2005 was $119 million, or $0.72 per diluted share, compared with $96 million, or $0.57 per diluted share, a year ago. Included in the reported results for the second quarter was a net gain on disposal of operations (primarily the completion of the previously announced sale of the wholesale unit Stewart Smith) of $78 million ($41 million or $0.25 per diluted share, after tax).
    Total reported revenues for the quarter ended June 30, 2005 increased 3 percent to $549 million, from $532 million for the same period last year. The effect of foreign currency translation increased reported revenues 1 percent and net acquisitions added 2 percent.
    Organic revenue growth excluding volume and profit-based contingent commissions and other market remuneration was 4 percent in the second quarter, comprised of approximately 6 percent in net new business and a negative 2 percent impact from declining insurance premium rates and other market factors.
    "As we are taking on the challenges and realizing the opportunities in the current industry environment, our core business remains strong," said Joe Plumeri, Chairman and Chief Executive Officer. "I am pleased with our organic revenue growth this quarter - especially in light of declining rates - as our employees, new and long-standing, embrace the sales culture and are gaining traction in the shifting insurance landscape."
    Reported operating margin was 37.5 percent for the quarter ended June 30, 2005. Excluding severance costs and net gain on disposal of operations, adjusted operating margin was 23.3 percent for the second quarter of 2005 compared with 28.2 percent for the same period last year. Approximately 3 percent of the decline in adjusted operating margin was due to the elimination of contingent commissions and the decline in other market remuneration; the remainder of the decline was due to net incremental hiring expenses.
    Total volume and profit-based contingent commissions relating to 2004 arrangements totaled $8 million in the quarter ended June 30, 2005 (all of which derived from outside the United States) compared with $15 million a year ago. Other market remuneration declined to $5 million in the second quarter compared with $20 million for second quarter 2004. The decline in contingent commissions and other market remuneration reduced organic revenue growth by 4 percent.
    Net income for the six months ended June 30, 2005 after net gain on disposal of operations and first quarter charges for regulatory settlements and related expenses, severance costs and other provisions was $191 million, or $1.14 per diluted share, compared to $244 million, or $1.44 per diluted share, a year ago.
    Total reported revenues for the six months ended June 30, 2005 increased 2 percent to $1,218 million, up from $1,197 million for the corresponding period in 2004. The adjusted operating margin, excluding regulatory settlements and related expenses, severance costs and other provisions and net gain on disposal of operations, was 27.1 percent for the first half of 2005, compared with 32.2 percent for the same period last year.

    Other

    At June 30, 2005, total long-term debt was $450 million and total stockholders' equity was approximately $1.4 billion. On July 1, 2005, the Company completed a senior notes offering of $600 million, comprising $250 million, 5 year notes priced at 5.125 percent and $350 million, 10 year notes at 5.625 percent. The proceeds from the offering were used to repay the existing $450 million bank debt on July 6, 2005 and the remainder will be used for general corporate purposes. Pro forma for the new senior notes, the capitalization ratio (total long-term debt to total long-term debt and stockholders' equity) was 30 percent at June 30, 2005.
    During the second quarter, the Company completed the repurchase of
4.4 million shares of common stock for $152 million. The authorization was increased from $300 million to $500 million by a Board of Directors' resolution today.
    Also during the quarter, Mr. Plumeri completed the sale of 1.6 million shares of common stock under his previously announced personal trading plan entered into pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Plumeri has terminated this sales plan and will not sell the additional 750,000 shares originally contemplated to be sold in 2006 under the plan; he continues to hold approximately 3 million shares and options of Willis common stock.
    During the six months ended June 30, 2005 the Company completed 5 acquisitions with annual revenues of approximately $15 million. On April 14, 2005, the Company completed the sale of Stewart Smith, our wholesale unit, with total reported revenues of $77 million in 2004. There was approximately $67 million of immediately available cash at June 30, 2005.
    "Willis is a great company. We have outstanding professionals, the right model and are well-positioned for the future," said Plumeri. "While we are making significant progress toward our goals, it is clear that we will continue to face a challenging business environment in 2005, due to declining premium rates, the transition to new revenue sources in the absence of contingent commissions, and our investments in people who can help us build our business. We're confident that the changes we are making will lead to a stronger, more resilient model serving the long-term interests of our shareholders, clients and associates."

    Conference Call and Web Cast

    A conference call to discuss second quarter 2005 results will be held July 28, 2005 at 8:00 a.m. Eastern Standard Time. To participate in the live teleconference, please dial (888) 552-9191 (U.S.) or (210) 234-0000 (International) with a pass code of "Willis." The live audio web cast (which will be listen-only) may be accessed at www.willis.com. This call will be available by replay starting at approximately 10:00 a.m., Eastern Daylight Time, and ending August 11, 2005. To access the audio replay, please dial (866) 491-9106 (US), or
(203) 369-1737 (International), or by accessing the web site.

    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in some 80 countries, its global team of 15,800 associates serves clients in some 180 countries. Additional information on Willis may be found on its web site www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.

    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the quarter and six months ended June 30, 2005.


                     WILLIS GROUP HOLDINGS LIMITED
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                              (unaudited)

                                         Three months     Six months
                                            ended           ended
                                           June 30,        June 30,
                                         ------------- ---------------
                                          2005   2004    2005    2004
                                         ------ ------ ------- -------
Revenues:
Commissions and fees                      $530   $516  $1,181  $1,164
Interest income                             19     16      37      33
                                         ------ ------ ------- -------
  Total Revenues                           549    532   1,218   1,197
                                         ------ ------ ------- -------
Expenses:
Salaries and benefits (after charging
 non-cash compensation $nil, $4, $nil
 and $6)                                   309    275     695     595
Other operating expenses                    98     98     223     197
Regulatory settlements                       -      -      51       -
Depreciation expense                        11     10      22      21
Amortization of intangible assets            3      1       5       2
Net gain on disposal of operations         (78)    (5)    (78)     (5)
                                         ------ ------ ------- -------
  Total Expenses                           343    379     918     810
                                         ------ ------ ------- -------
Operating Income                           206    153     300     387

Interest expense                             6      4      12       9

Premium on redemption of subordinated
 debt                                        -      -       -      17
                                         ------ ------ ------- -------
Income before Income Taxes, Equity in
 Net Income of Associates and Minority
 Interest                                  200    149     288     361

Income taxes                                77     52     103     124
                                         ------ ------ ------- -------
Income before Equity in Net Income of
 Associates and Minority Interest          123     97     185     237

Equity in net income (loss) of
 associates                                 (2)     -      12      12

Minority interest                           (2)    (1)     (6)     (5)
                                         ------ ------ ------- -------
Net Income                                $119    $96    $191    $244
                                         ====== ====== ======= =======
Net Income per Share

 - Basic                                 $0.73  $0.61   $1.17   $1.54
 - Diluted                               $0.72  $0.57   $1.14   $1.44
                                         ====== ====== ======= =======

Average Number of Shares Outstanding

 - Basic                                   163    158     163     158
 - Diluted                                 166    169     167     169
                                         ====== ====== ======= =======

                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                       (in millions) (unaudited)


    1. Definitions of Non-GAAP Financial Measures

    We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

    Organic revenue growth

    Organic revenue growth excludes the impact of foreign currency translation and acquisitions and disposals from reported revenues. We use organic revenue growth as a measure of business growth generated by operations that were part of the Group at the end of the period.

    Adjusted operating income and adjusted net income

    Our first half 2005 results were significantly impacted by net gains on disposal of operations and charges for regulatory settlements and related expenses, severance costs, other provisions, and a non-recurring premium on redemption of subordinated debt in 2004. We believe that excluding these items from operating income and net income, along with the GAAP measures, provides a more complete and consistent comparative analysis of our results of operations.

    2. Revenue analysis

    Organic Revenue Growth

    Organic revenue growth is defined as revenue growth excluding the impact of foreign currency translation and acquisitions and disposals. The percentage change in reported revenues is the most directly comparable GAAP measure, and the following table reconciles this change to organic revenue growth by business unit for the quarter ended June 30, 2005.


              Quarter ended June 30       Change attributable to
              --------------------- ----------------------------------
                                      Foreign    Acquisitions  Organic
                              %       Currency       and       Revenue
              2005  2004    Change   Translation   Disposals   Growth
              ----- --------------- ------------ ------------ --------
Global        $263  $263         0%           1%           2%     (3)%
North America  169   162         4%           0%           1%       3%
International   98    91         8%           4%           1%       3%
              ----- ----- --------- ------------ ------------ --------
Commissions
 and fees     $530  $516         3%           1%           2%       0%
 (see below)

Interest
 Income         19    16        19%           2%           1%      16%
              ----- ----- --------- ------------ ------------ --------
Total
 revenues     $549  $532         3%           1%           2%       0%
              ===== ===== ========= ============ ============ ========


                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                       (in millions) (unaudited)


    2. Revenue analysis (continued)

    Commissions and Fees

    Organic growth in commissions and fees for the quarter ended June 30, 2005 was attributable to:


                    Commissions  Volume and  Other market  Commissions
                      and fees     profit-    remuneration   and fees
                                   based          (a)         organic
                                 contingent                   growth
                                 commissions
                    ----------- ------------ ------------- -----------
Global                       4%           0%          (7)%        (3)%
North America                6%         (4)%            1%          3%
International                3%           0%            0%          3%
                    ----------- ------------ ------------- -----------
Total Group                  4%         (1)%          (3)%          0%
                    =========== ============ ============= ===========


    a) Other market remuneration includes fees received for product and market research we carry out on behalf of insurers and income related to administration and other services we provide to the market.


    Market remuneration

    Volume and profit-based contingent commissions and other market remuneration by quarter are set out in the following table:


                          Volume and profit-based      Other market
                           contingent commissions      remuneration
                         ------------------------  -------------------
                                2005        2004       2005      2004
                         ------------ -----------  --------- ---------

 First quarter                    $3         $21         $3       $22
 Second quarter                    8          15          5        20
 Third quarter                                10                   19
 Fourth quarter                               25                   16
                                      -----------            ---------
                                             $71                  $77
                                      ===========            =========


                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                              (unaudited)


    3. General and administrative expenses

    An analysis of general and administrative expenses between salaries and benefits and other operating expenses by quarter is set out in the following table:


                      Salaries and        Other         General and
                         benefits       operating      administrative
                                         expenses         expenses
                    ----------------  -------------  -----------------
                       2005    2004    2005   2004      2005     2004
                    -------- -------  -------------  -------- --------

First quarter          $386    $320    $125    $99      $511     $419
Second quarter          309     275      98     98       407      373
Third quarter                   276             93                369
Fourth quarter                  311            101                412
                             -------         ------           --------
                             $1,182           $391             $1,573
                             =======         ======           ========


    Salaries and benefits include salaries, pensions, non-cash compensation, severance and other employee benefits.

    4. Sale of Stewart Smith

    The Company completed the sale of Stewart Smith, its wholesale division, on April 14, 2005. The following table sets out the impact of Stewart Smith on the previous five quarters:


                                             2004                 2005
                                  ------------------------------ -----
                                     Q1    Q2    Q3    Q4    FY    Q1

Revenues                            $15   $19   $18   $25   $77   $10
General and administrative
 expenses                           (10)  (10)  (11)  (13)  (44)  (11)
                                  ------------------------------  ----
Operating income/ (loss)              5     9     7    12    33    (1)
Income taxes                         (2)   (4)   (2)   (5)  (13)    -
                                  ------------------------------  ----
Net income/ (loss)                   $3    $5    $5    $7   $20   $(1)
                                  ==============================  ====

Contribution to net income per
 diluted share                    $0.02 $0.03 $0.03 $0.04 $0.12    $-
                                  ==============================  ====



                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                       (in millions) (unaudited)


    5. Adjusted Operating Income

    Adjusted operating income is defined as operating income excluding net gain on disposal of operations and charges for regulatory settlements and related expenses, severance costs and other provisions. Operating income is the most directly comparable GAAP measure, and the following tables reconcile adjusted operating income to operating income for the quarters ended June 30, 2005 and 2004 and the six months ended June 20, 2005 and 2004:


                                                  Three months ended
                                                        June 30,
                                                 ---------------------
                                                 2005  2004  % Change
                                                 ----- ----- ---------

Operating Income, GAAP basis                     $206  $153        35%

Excluding:
 Severance costs                                    -     2
 Net gain on disposal of operations               (78)   (5)

                                                 ----- -----
Adjusted Operating Income                        $128  $150      (15)%
                                                 ===== =====

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues               37.5% 28.8%
                                                 ===== =====

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues        23.3% 28.2%
                                                 ===== =====


                                                   Six months ended
                                                        June 30,
                                                 ---------------------
                                                 2005  2004   % Change
                                                 ----- ----- ---------

Operating Income, GAAP basis                     $300  $387      (22)%

Excluding:
 Regulatory settlements (a)                        51     -
 Costs related to regulatory settlements (a)        9     -
 Severance costs                                   28     4
 Other provision (b)                               20     -
 Net gain on disposal of operations               (78)   (5)

                                                 ----- -----
Adjusted Operating Income                        $330  $386      (15)%
                                                 ===== =====

 Operating Margin, GAAP basis, or Operating
  Income as a percentage of Total Revenues       24.6% 32.3%
                                                 ===== =====

 Adjusted Operating Margin, or Adjusted Operating
  Income as a percentage of Total Revenues       27.1% 32.2%
                                                 ===== =====

    a) Comprises $51 million to establish the reimbursement funds agreed with the New York and Minnesota Attorneys General and New York Department of Insurance in April 2005 and $9 million of related legal and administrative expenses.

    b) Based on a review of legal proceedings at 31 March 2005, the Company increased its provision for claims by an additional $20 million.


                     WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
                 (in millions, except per share data)
                              (unaudited)


    6. Adjusted Net Income

    Adjusted net income is defined as net income excluding net gain on disposal of operations and charges for regulatory settlements and related expenses, severance costs, other provisions, and a non-recurring premium on redemption of subordinated debt in 2004. Net income is the most directly comparable GAAP measure, and the following tables reconcile adjusted net income to net income for the quarters ended June 30, 2005 and 2004 and the six months ended June 30, 2005 and 2004:


                          Three months ended      Per Diluted Share
                               June 30,          Three months ended
                                                      June 30,
                         --------------------- -----------------------
                         2005  2004  % Change   2005   2004  % Change
                         ----- ----- --------- ------ ------ ---------

Net Income, GAAP basis   $119   $96      24%   $0.72  $0.57        26%

Excluding:
 Net gain on disposal of
  operations, net of tax
  ($(37), $(2))           (41)   (3)           (0.25) (0.02)
 Severance costs, net of
  tax ($nil,$2)             -     -                -      -

                         ----- -----           ------ ------
Adjusted Net Income       $78   $93    (16)%   $0.47  $0.55      (15)%
                         ===== =====           ====== ======

Diluted shares
 outstanding, GAAP basis  166   169
                         ===== =====


                           Six months ended       Per Diluted Share
                               June 30,           Six months ended
                                                      June 30,
                         --------------------- -----------------------
                         2005  2004  % Change   2005   2004  % Change
                         ----- ----- --------- ------ ------ ---------

Net Income, GAAP basis   $191  $244    (22)%   $1.14  $1.44      (21)%

Excluding:
 Regulatory settlements,
  net of tax ($20)         31     -             0.19      -
 Costs related to
  regulatory settlements,
  net of tax ($4)           5     -             0.03      -
 Severance costs, net of
  tax ($9 ,$2)             19     2             0.11   0.01
 Other provision, net of
  tax ($6)                 14     -             0.08      -
 Net gain on disposal of
  operations, net of tax
  ($(37), $(2))           (41)   (3)           (0.25) (0.02)
 Non-recurring premium on
  redemption of
  subordinated debt, net
  of tax ($7)               -    10                -   0.06
                         ----- -----           ------ ------
Adjusted Net Income      $219  $253    (13)%   $1.30  $1.49      (13)%
                         ===== =====           ====== ======

Diluted shares
 outstanding, GAAP basis  167   169
                         ===== =====


    CONTACT: Willis Group
             Investors:
             Kerry K. Calaiaro, +1 212-837-0880
             kerry.calaiaro@willis.com
             or
             Media:
             Dan Prince, +1 212-837-0806
             daniel.prince@willis.com